Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of BellSouth Corporation on Form S-8 of our report dated February 3, 2000 (except for Note R, as to which the date is February 24, 2000) relating to the consolidated financial statements, which appears in BellSouth Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

                                /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
March 2, 2000